UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 11, 2010

Zep Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-33633	26-0783366
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1310 Seaboard Industrial Boulevard, Atlanta, Georgia	30318-2825
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 352-1680

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Zep Inc. (the “Company”) intends to use a slide presentation (the “Slide Presentation”) at periodic meetings with various investors that will be available on the Company’s web site beginning on May 12, 2010. The Slide Presentation will be available at the “Investors — Webcasts and Presentations” section of the Company’s web site at www.zepinc.com. Information contained on the Company’s web site is expressly not incorporated by reference into this Current Report on Form 8-K. A copy of this Slide Presentation is being furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The Company expects to update, amend or supplement the Slide Presentation from time to time in the future. Any such updated, amended or supplemented Slide Presentation used by the Company in the future will be made available at the same location on the Company’s web site as set forth above. Because the Company may not furnish each future Slide Presentation on a Current Report on Form 8-K, interested parties are encouraged to visit the “Investors — Webcasts and Presentations” section of the Company’s web site to view future Slide Presentations.

The information contained in this Current Report on Form 8-K, including Exhibit 99.1, is furnished to the Securities and Exchange Commission pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Slide Presentation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zep Inc.
(Registrant)

Date: May 11, 2010	/s/ Mark R. Bachmann
Mark R. Bachmann
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
99.1	Slide Presentation